EXHIBIT 23.2
                    Consent of Independent Public Accountants

We consent to the incorporation by reference in the registration statement of Cupertino National Bancorp and Subsidiary on Forms S-8 (re: Employee Stock Purchase Plan and 1989 Non-Qualified Stock Option Plan) of our report dated January 26, 1996, on our audit of the consolidated financial statements of Cupertino National Bancorp and Subsidiary as of and for the year ended December 31, 1995 which report is included in Cupertino National Bancorp and Subsidiary's 1995 Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.

San Francisco, California
November 5, 1996